SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Foundry Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Explanatory Note: On November 14, 2008, Foundry Networks, Inc. (the “Company”) filed definitive revised proxy materials (the “Revised Proxy Materials”) with the Securities and Exchange Commission relating to the rescheduled special meeting of stockholders of the Company to be held for the purpose of, among other things, adopting the Agreement and Plan of Merger, dated as of July 21, 2008 (the “Merger Agreement”), among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc., a wholly-owned subsidiary of Brocade, and the Company as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of November 7, 2008 (the “Amendment”). The Revised Proxy Materials were first mailed to the Company stockholders on or about November 18, 2008. The information set forth in this Schedule 14A is being filed to amend the Revised Proxy Materials to correct a typographical error in Section 2.38 of the Amendment, a copy of which was included as Annex A-2 to the Revised Proxy Materials, to (1) insert the words “litigation (including” between the words “stockholder” and “class” and (2) insert “)” between the words “litigation” and “against” in subsection (B) of the amendment to Section 8.3(f)(y)(ii) of the Merger Agreement as set forth in Section 2.38 of the Amendment. The corrected Section 8.3(f)(y)(ii) of the Merger Agreement, as set forth in Section 2.38 of the Amendment, reads in its entirety as follows:
“(ii) the condition set forth in Section 6.10 shall not have been satisfied and (A) there shall be in effect an injunction preventing the consummation of the Merger, (B) such injunction shall have been issued by a court of competent jurisdiction in any stockholder litigation (including class action or derivative litigation) against the Company and/or any of its directors or officers relating (in whole or in part) directly to and arising directly from the Amendment or the delay beyond October 24, 2008 in holding the Company Stockholders’ Meeting (the “Delay”), and (C) the Company shall have satisfied in all material respects all of its covenants and obligations relating to such litigation, such injunction and the circumstances giving rise thereto, including its obligation to use its reasonable best efforts to cause such injunction to be lifted as promptly as possible, and in any event prior to the End Date; or”
Additional Information
In connection with the proposed transaction, on November 14, 2008 Foundry filed a revised proxy statement with the SEC. Investors and security holders are urged to read the revised proxy statement because it contains important information about the proposed transaction. Investors and security holders may obtain free copies of the revised proxy statement and other documents filed with the SEC by Brocade or Foundry at the SEC’s web site at http://www.sec.gov and by contacting Brocade Investor Relations at (408) 333-8000 or Foundry Investor Relations at (408) 207-1399. Investors and security holders may also obtain free copies of the documents filed with the SEC on Brocade’s website at http://www.brcd.com or Foundry’s website at http://www.foundrynet.com/company/ir/ or the SEC’s website at http://www.sec.gov.
Foundry and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Foundry in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the revised proxy statement described above. Additional information regarding the directors and executive officers of Foundry is also included in Foundry’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2008.